UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

_____________________

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2019

PUBLIC STORAGE

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-33519	95-3551121
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
701 Western Avenue, Glendale, California	91201-2349
(Address of Principal Executive Offices)	(Zip Code)

(818) 244-8080

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders

Three proposals were submitted to Public Storage shareholders for a vote at the 2019 Annual Meeting of Shareholders held on April 24, 2019.  The proposals are described in detail in our proxy statement for the 2019 Annual Meeting filed with the Securities and Exchange Commission on March 15, 2019.  The final results for the votes for each proposal are set forth below:

1.

Our shareholders elected eleven trustees to the Board of Trustees of Public Storage, to hold office until the 2020 Annual Meeting of Shareholders or until their successors are duly qualified and elected.  The votes for each nominee were as follows:

Name	For	Against	Abstain	Broker Non-Votes
Ronald L. Havner, Jr.	134,688,593	8,968,823	6,194,691	9,424,631
Tamara Hughes Gustavson	143,093,432	6,657,407	101,268	9,424,631
Uri P. Harkham	141,959,187	7,782,509	110,411	9,424,631
Leslie S. Heisz	146,029,103	3,716,235	106,769	9,424,631
B. Wayne Hughes, Jr.	142,733,818	7,010,748	107,541	9,424,631
Avedick B. Poladian	139,457,148	10,282,439	112,520	9,424,631
Gary E. Pruitt	143,245,544	6,496,939	109,624	9,424,631
John Reyes	135,364,197	14,377,741	110,169	9,424,631
Joseph D. Russell, Jr.	145,396,891	4,344,991	110,225	9,424,631
Ronald P. Spogli	143,118,316	6,622,520	111,271	9,424,631
Daniel C. Staton	135,031,134	14,709,155	111,818	9,424,631

2.	Our shareholders approved the advisory vote on executive compensation. The votes were as follows:
6,
For	Against	Abstain	Broker Non-Votes	Uncast
103,320,395	46,212,986	318,726	9,424,631	0

3.

Our shareholders ratified the appointment of Ernst & Young LLP as Public Storage’s independent registered public accounting firm for the fiscal year ending December 31, 2019.  The votes were as follows:

4.
For	Against	Abstain	Broker Non-Votes	Uncast
154,435,095	4,723,054	118,589	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

4
PUBLIC STORAGE

By: /s/ H. Thomas Boyle
Date: April 26, 2019	H. Thomas Boyle Senior Vice President & Chief Financial Officer (Principal financial officer and duly authorized officer)